Exhibit 10.2

COMMON STOCK SUBSCRIPTION

As of July 3, 2014

To the Board of Directors of
PRICED IN CORP.:

1.           The undersigned hereby subscribes for 5,000,000 shares of common stock, par value $0.001 per share, of PRICED IN CORP., a Nevada corporation (the “Company”), and agrees to pay therefor a total consideration equal to $50,000.00 in cash per share.

The undersigned hereby agrees, represents, and warrants that:

(1)           He/She/It is acquiring such shares for his/her its own account (and not for the account of others) for investment and not with a view to the distribution or resale thereof;

(2)           By virtue of his/her/its position, he/she/it has access to the same kind of information which would be available in a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), has conducted his/her/its own due diligence review of the Company, and has had the opportunity to ask question of, and receive answers from, the Company in connection therewith;

(3)           He/She/It is a sophisticated investor and an “accredited investor,” as defined in Rule 501 of Regulation D under the Securities Act;

(4)           He/She/It understands that he/she/it may not sell or otherwise dispose of such shares in the absence of either an effective registration statement under the Securities Act or an exemption from the registration provisions of the Securities Act; and

(5)           The certificates representing such shares may contain a legend to the effect of (4) above.

Very truly yours,

CAPTAIN’s CREW LLC

By:
Jay Lassky
Manager

Accepted as of the date set forth above:

PRICED IN CORP.

By:
Name: Jay Lasky
Title: Chief Executive Officer